EXHIBIT 24.4
                       ANHEUSER-BUSCH COMPANIES, INC.
                             POWER OF ATTORNEY
     Each of the undersigned directors and officers of Anheuser-Busch Companies, Inc., a Delaware corporation (the "Company"), hereby appoints
August A. Busch III, W. Randolph Baker, and JoBeth G. Brown, and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act on Form S-8 of: (a) 30 million additional shares of common stock to be issued under the Company's 1998 Incentive Stock Plan; (b) the previously registered shares of common stock remaining unissued under the Company's 1998 Incentive Stock Plan (Registration No. 333-67027);
(c) the previously registered shares of common stock remaining unissued under the Company's 1989 Incentive Stock Plan (Registration Nos. 33-36132 and 33-53333); and (d) the previously registered shares of common stock remaining unissued under the Company's 1981 Incentive Stock Option/Non-Qualified Stock Option Plan (Registration Nos. 2-77829 and 33-4664). This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement to be filed in respect of said 30 million shares, and to any amendments to said proposed Registration Statement or to Registration Statement Nos. 333-67027, 33-36132, 33-53333, 2-77829 or 33-4664 after this date.
     IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of April 25, 2001.
     /s/ AUGUST A. BUSCH III
         August A. Busch III
         Chairman of the Board
         and President and Director
         (Principal Executive Officer)
     /s/ W. RANDOLPH BAKER
         W. Randolph Baker
         Vice President and Chief
         Financial Officer
         (Principal Financial Officer)
     /s/ JOHN F. KELLY
         John F. Kelly
         Vice President and Controller
         (Principal Accounting Officer)
     /s/ BERNARD A. EDISON
         Bernard A. Edison
         Director
     /s/ CARLOS FERNANDEZ G.
         Carlos Fernandez G.
         Director
     /s/ JOHN E. JACOB
         John E. Jacob
         Director
     /s/ JAMES R. JONES
         James R. Jones
         Director
     /s/ CHARLES F. KNIGHT
         Charles F. Knight
         Director
     /s/ VERNON R. LOUCKS, JR.
         Vernon R. Loucks, Jr.
         Director
     /s/ VILMA S. MARTINEZ
         Vilma S. Martinez
         Director
     /s/ JAMES B. ORTHWEIN
         James B. Orthwein
         Director
     /s/ WILLIAM PORTER PAYNE
         William Porter Payne
         Director
     /s/ JOYCE M. ROCHE'
         Joyce M. Roche'
         Director
     /s/ PATRICK T. STOKES
         Patrick T. Stokes
         Director
     /s/ ANDREW C. TAYLOR
         Andrew C. Taylor
         Director
     _______________________
      Douglas A. Warner III
      Director
     /s/ EDWARD E. WHITACRE JR.
         Edward E. Whitacre Jr.
         Director
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